Exhibit (16)

POWER OF ATTORNEY

The undersigned, being officers and  trustees of:

1.	BlackRock Dividend Income Trust (BQY); and

2.	BlackRock Enhanced Equity Dividend Trust (BDJ) (collectively, the "Funds");

do hereby, appoint John M. Perlowski, Robert W. Crothers, Neal J. Andrews, Janey Ahn, Jay M. Fife and Benjamin Archibald, and each of them, his or her true and lawful attorneys and agents, each with full power and authority (acting separately and without the other) to execute in the name and on behalf of the undersigned as such officer or trustee with full power of substitution and resubstitution, for each of the undersigned, as fully to all intents as he or she might or could do in person, for the purposes of executing and delivering, for and on behalf of the undersigned, any Registration Statement on Form N-14 of the Funds (including any and all amendments thereto) and any other document or instrument in connection with the transactions contemplated by such Registration Statement on Form N-14, upon the advice of counsel, to be filed by the applicable Funds with the Securities and Exchange Commission ("SEC") pursuant to the provisions of the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940 (collectively, the "Acts"), and the rules, regulations or requirements promulgated by the SEC pursuant to such Acts; and the undersigned does hereby ratify and confirm all that the said attorneys, or any of them, shall do or cause to be done by virtue of this Power of Attorney.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

[Remainder of Page Intentionally Blank]

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Dated:  July 30, 2014

Signature	Title

/s/John M. Perlowski	President and Chief Executive Officer
John M. Perlowski

/s/Neal J. Andrews	Chief Financial Officer
Neal J. Andrews

/s/Michael J. Castellano	Trustee
Michael J. Castellano

/s/Richard E. Cavanagh	Trustee
Richard E. Cavanagh

/s/Frank J. Fabozzi	Trustee
Frank J. Fabozzi

/s/Kathleen F. Feldstein	Trustee
Kathleen F. Feldstein

/s/James T. Flynn	Trustee
James T. Flynn

/s/Jerrold B. Harris	Trustee
Jerrold B. Harris

/s/R. Glenn Hubbard	Trustee
R. Glenn Hubbard

/s/W. Carl Kester	Trustee
W. Carl Kester

/s/Karen P. Robards	Trustee
Karen P. Robards

/s/Paul L. Audet	Trustee
Paul L. Audet

/s/Henry Gabbay	Trustee
Henry Gabbay

Signature Page to N-14 Power of Attorney